Exhibit 99.1

KULR Partners with E-One Moli Energy Corporation to Advance its
Total Battery Safety and Thermal Management Solutions Strategy

SAN DIEGO / GLOBENEWSWIRE / June 30, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion (“Li-ion”) battery safety and thermal management technologies, placed an initial order for over 75 megawatt hours (“MWh”) of Li-ion battery cell capacity from Taiwan’s E-One Moli Energy Corporation (“Molicel”) to design and build battery applications with the highest safety ratings. As part of the strategic relationship, KULR would purchase over 700MWh of battery energy capacity to further accelerate its production and supply chain localization initiatives within North America.

Molicel, a subsidiary of publicly traded Taiwan Cement (1101.TW), has been a leading innovator in the Li-ion battery industry for more than four decades and is focused on developing the high-power cylindrical cell segment as a top tier global supplier. The company has proven to be a world-class manufacturer of high-performance rechargeable Li-ion cells and battery pack products. Molicel was the first organization in the world to produce high-power Li-Ion cells for high discharge rate applications, producing the world’s first Li-Ion power tool system, and it supplied the first NASA Spacesuit Li-Ion battery on the STS-133 mission.

“Partnering with a battery supplier that has the technical and manufacturing pedigree of Molicel is an important step for our growth strategy," said KULR CEO Michael Mo. "This collaboration ensures that KULR has access to world-class Li-ion battery capacity – an increasingly scarce resource given today's global supply chain challenges. As a total battery safety platform solution provider, we will incorporate our core technologies into battery pack design, testing and production to create the safest batteries for high value applications. This is an inflection point for KULR as it positions our thermal safety solutions platform to become better entrenched in the marketplace, ultimately providing us with an opportunity to optimize logistics and to more effectively capture full value for our shareholders. As we described earlier this year, we plan to continue investing in the localization of our production and supply chain to North America. Securing this Molicel battery cell supply accelerates our ability to provide total solutions to high value customer applications with revenue potential that could exceed $350 million.”

Through the partnership with Molicel, KULR will apply a holistic and comprehensive solution to battery safety and thermal energy management with a suite of technologies including its: Passive Propagation Resistant (“PPR”) design and testing, Internal Short Circuit (“ISC”) trigger cells, Fractional Thermal Runaway Calorimeter (“FTRC”) testing and AI-powered CellCheck battery management system, to target the following markets:

•	Aerospace and defense systems, such as CubeSat batteries meeting JSC 20793 safety requirements and the strategic battery reserve program initiated by NASA
•	Energy storage systems
•	High-performance electric vehicles and electric vertical take-off and landing (“eVOTL”)
•	Premium industrial and consumer electronics

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or Matt Glover
Gateway Investor Relations
Main: (949) 574-3860
KULR@gatewayir.com